UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2023
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 Codexis, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code (650) 421-8100
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading	Name of Each Exchange on Which Registered
Symbols(s)
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
On January 23, 2023, Codexis, Inc. (the “Company” or “Codexis”) announced the appointment of Sriram Ryali, M.B.A., as the Company’s Chief Financial Officer and principal financial and accounting officer, effective immediately. Mr. Ryali, age 42, served as the Chief Financial Officer of Eiger BioPharmaceuticals, Inc., a publicly-traded commercial-stage biopharmaceutical company, from December 2018 to January 2023. He served as Vice President, Finance from 2017 to 2018, and Senior Director, Finance from 2015 to 2017 at Aimmune Therapeutics, Inc., a public biopharmaceutical company that was acquired by Nestlé Health Science. Prior to that, Mr. Ryali was Senior Director, Financial Planning & Analysis at Jazz Pharmaceuticals, plc. in 2015, and held a series of different finance-related positions of increasing responsibility at Onyx Pharmaceuticals, Inc. and Amgen, Inc. from 2004 to 2015. Mr. Ryali earned a B.A. degree from the University of California, Los Angeles with a double-major in Economics and Microbiology, Immunology, and Molecular Genetics, and an M.B.A. from the UCLA Anderson School of Management.

Pursuant to Offer Letter entered into between Mr. Ryali and the Company (the “Offer Letter”), Mr. Ryali will be paid an annual base salary of $450,000 with a target bonus opportunity of 50% of Mr. Ryali’s annual base salary. Further, in connection with appointment, Mr. Ryali will be paid a one-time sign-on bonus of $100,000. Such one-time sign-on bonus must be repaid in full if Mr. Ryali’s employment with the Company is terminated prior to the first anniversary of his employment’s commencement. In addition, the Offer Letter provides for the Company to grant Mr. Ryali an option to purchase shares having a value of approximately $1,333,333, calculated using the Black-Scholes-Merton option pricing model and the average closing trading price of the Company’s common stock during the month Mr. Ryali commences employment with the Company. The option constitutes a material inducement for Mr. Ryali to commence employment with the Company and will have an exercise price equal to the closing trading price of Company common stock on the date of grant. The option vests and becomes exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the date Mr. Ryali commences employment with the Company and as to 1/48th of the total number of shares underlying the option monthly thereafter, in each case, subject to Mr. Ryali’s continued service to the Company. Further, the Offer Letter provides for the Company to grant Mr. Ryali performance stock units with a value of $666,667, based on the achievement of the performance goals at target and the average closing trading price of the Company’s common stock during the month Mr. Ryali commenced employment with the Company. The performance stock units were also granted as a material inducement for Mr. Ryali to commence employment with the Company, and each performance stock unit constitutes the right to be issued up to 2 shares of Company common stock depending on the achievement of performance goals established in connection with the grant of the performance stock units. The performance stock units will be earned based on the achievement of performance goals during calendar year 2023, with 50% of the shares earned to be issued upon certification of the achievement of such performance goals and 50% of the shares earned to be issued one year after such certification, in each case, subject to Mr. Ryali’s continued service to the Company.

In addition, Mr. Ryali and the Company entered into a Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”). Under the Change of Control and Severance Agreement, if Mr. Ryali’s employment with the Company is terminated by the Company without cause or Mr. Ryali resigns for good reason, other than during the period commencing 90 days prior to a change in control and ending on the one year anniversary of the closing of the change in control, then Mr. Ryali will be entitled to severance benefits comprised of 12 months base salary and 12 months continued healthcare coverage at Company expense. If Mr. Ryali’s employment with the Company is terminated by the Company without cause or Mr. Ryali resigns for good reason during the period commencing 90 days prior to a change in control and ending on the one year anniversary of the closing of the change in control, then Mr. Ryali will be entitled to severance benefits comprised of 18 months base salary, 18 months continued healthcare coverage at Company expense and full accelerated vesting of all outstanding equity awards (with performance deemed to be achieved at target for any performance-based equity awards). Mr. Ryali’s receipt of the foregoing severance benefits is conditioned on Mr. Ryali’s timely execution and non-revocation of a general release of claims against the Company.

The Company also expects to enter into the Company’s standard indemnification agreement with Mr. Ryali.

In connection with Mr. Ryali’s appointment as Chief Financial Officer, Ross Taylor ceased to serve as Chief Financial Officer and principal financial and accounting officer of the Company, effective as of January 23, 2023. Mr. Taylor no longer serving as the Company’s Chief Financial Officer is not the result of any disagreement with the Company on any matter relating to the Company’s accounting or financial reporting policies or practices. Mr. Taylor will provide transition and advisory services to the Company’s Chief Executive Officer on an as-needed basis until March 6, 2023.

The foregoing summaries of the material terms of the Offer Letter and the Change of Control and Severance Agreement are qualified in their entirety by the complete terms of the agreement, each of which will be filed as an exhibit to Codexis’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 23, 2023

CODEXIS, INC.

By:	/s/ Stephen Dilly
Name:	Stephen Dilly
Title:	President and Chief Executive Officer